EXHIBIT 10

Schedule A

This Schedule sets forth information with respect to each purchase and sale of Common Shares which were effectuated by Saba Capital from the filing of the Schedule 13D/A on 8/4/25 to 8/7/25, the date of the event which required filing of this Schedule 13D/A.  All transactions were effectuated in the open market through a broker.

Trade Date	Buy/Sell	Shares	Price
7/30/2025	Sell	32,984	10.39
7/31/2025	Sell	40,918	10.43
8/1/2025	Sell	32,467	10.49
8/4/2025	Sell	30,440	10.56
8/5/2025	Sell	32,498	10.56
8/6/2025	Sell	67,985	10.59
8/7/2025	Sell	72,550	10.61